Systeia Capital Management



                                Power of Attorney


I, Jean-Louis Juchault, as President and Chief Executive Officer of Systeia Capital Management, give Mr. Alain SUEGE, Head of Group Compliance at Credit Agricole S.A., authorization, with the power of substitution, to complete and file with the U.S. Securities and Exchange Commission on behalf of Systeia Capital Management (i) a Form ID (Uniform Application for Access Codes to File on EDGAR) and (ii) quarterly and calendar year-end Form 13F Notices (and amendments thereto).

This power of attorney shall remain in full force and effect until revoked in writing and shall be governed and construed in accordance with the laws of France.


Signature:        /s/ Jean-Louis JUCHAULT

Date:             5th September, 2005

Full Legal Name of Entity: Systeia Capital Management

Full Legal Address:     43-47, avenue de la Grande Armee
                        75116 Paris
                        France










                           Systeia Capital Management
                  43-47 Avenue de la Grande Armee 75116 Paris -
              Tel: 33 (01) 58 44 12 00 / Fax : 33 (01) 58 44 12 09
         Societe par Actions Simplifiee au capital de 1 000 000 (euro) -
                            RCS Paris B 433 913 258
                        Numero d'agrement COB : GP01-024